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                                                                EXHIBIT 23.1





                               [IBDO LETTERHEAD]




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Graphon Corporation

Campbell, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration on Form S-8 Statement of our report dated February 25, 1999, relating to the financial statements of Graphon Corporation appearing in the company's prospectus filed with the Commission pursuant to Rule 424(b)(3) in connection with the Company's Registration Statement No. 333-76333.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

San Jose, California
September 30, 1999